Exhibit 10.18

MORTGAGE AND SECURITY AGREEMENT

KNOW ALL MEN BY THESE PRESENTS that Newkirk                        L.P. (as successor by merger to                         Associates Limited Partnership), a Delaware limited partnership, having an address at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114 (hereinafter called “Mortgagor”) for consideration paid, hereby grants, conveys, transfers, assigns and sets-over unto KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 101 Federal Street, Boston, Massachusetts 02110, as administrative agent (KeyBank National Association, in such capacity as administrative agent, hereinafter referred to as “Administrative Agent” or “Mortgagee”) for a syndicate of Lenders (singly and collectively, the “Lenders”) under a Master Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) of even date among (i) The Newkirk Master Limited Partnership, a Delaware limited partnership (“NMLP”), (ii) T-Two Partners, L.P., a Delaware limited partnership (“T-Two”) (iii) the Administrative Agent, (iv) Bank of America, N.A., as “Deposit Account Co-Agent” (Bank of America, N.A., in such capacity as Deposit Account Co-Agent, hereinafter referred to as “Deposit Account Co-Agent”), and (v) the Lenders, with MORTGAGE COVENANTS the Mortgaged Property (as defined below) to secure the Obligations (as defined below).

The term Mortgagor shall include wherever the context permits its successors and assigns.  The term Administrative Agent and the Lenders shall include, wherever the context permits, their respective successors and assigns as the holder for the time being of this Mortgage and Security Agreement and the NMLP Note, the Guaranty, and other Obligations hereby secured.

R E C I T A L S:

A.                                   Pursuant to the terms and conditions of the Loan Agreement, the Administrative Agent and the Lenders have agreed to make a loan to NMLP in the aggregate principal amount of $                        (the “NMLP Loan”) and a loan to T-Two in the aggregate principal amount of $                        (the “T-Two Loan”) (the NMLP Loan and the T-Two Loan sometimes are referred to herein, collectively, as the “Loans”), upon the terms and subject to the conditions set forth therein;

B.                                     The Mortgagor has substantial financial dealings with NMLP and is affiliated with NMLP (either by ownership, contractual relationship, employment or other meaningful business relationship), and the lending of money and the extending of the NMLP Loan by the Administrative Agent and the Lenders to NMLP will enhance and benefit the business activities and interests of the Mortgagor.

C.                                     As a condition to extending the Loans, the Administrative Agent and the Lenders have required the Mortgagor to execute and deliver to the Administrative Agent its Guaranty of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Guaranty”), pursuant to which the Mortgagor has guaranteed the payment and performance of all NMLP Obligations arising under or pursuant to the Loan Agreement;

D.                                    [If Leasehold - The Mortgagor owns (i) a leasehold estate interest in the Land (as defined herein) as established under the Ground Lease (as defined herein) which is currently set to expire on                        , unless otherwise renewed pursuant to its terms and conditions, and (ii) a fee simple interest in the Improvements (as defined herein);] and

E.                                      It is a condition precedent to the Lenders making the Loans or otherwise extending credit to NMLP and T-Two under the Loan Agreement that the Mortgagor execute and deliver to the Administrative Agent this Mortgage and Security Agreement.

This Mortgage and Security Agreement (hereinafter, the “Mortgage”) is granted pursuant to the terms, provisions and conditions of the Loan Agreement.  Capitalized terms used herein which are not otherwise specifically defined herein shall have the meaning ascribed to such terms under the Loan Agreement, which Loan Agreement and other Loan Documents are incorporated by reference herein and made a part of this Mortgage.

The term “Mortgaged Property” shall mean and include all of the following described property:

A.                                   Real Estate.  [(if ground lease applicable) All of the right, title and interest of the Mortgagor, as ground lessee, established pursuant to that certain Ground Lease dated as of                        (hereinafter, together with any amendments, modifications, extensions, renewals, and replacements thereof, the “Ground Lease”) in and to] The land more particularly described on Exhibit A which is annexed hereto and made a part hereof (“Land”), together with the improvements and other structures now or hereafter situated thereon (such improvements being sometimes called the “Improvements”) located at                        ,                         together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (hereinafter, the “Real Estate”);

B.                                     Fixtures.  All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Mortgagor, or in which Mortgagor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures whether or not included in the foregoing enumeration (hereinafter, the “Fixtures”);

C.                                     Additional Appurtenances. All bridges, easements, rights of way, licenses, privileges, hereditaments, permits and appurtenances hereafter belonging to or inuring to the benefit of the Real Estate and all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining any of the Real Estate and all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining any of the Real Estate and any and all reversionary or remainder rights (hereinafter, the “Additional Appurtenances”);

D.                                    Awards.  All of the right, title and interest of Mortgagor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Land or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property (hereinafter, the “Awards”);

E.                                      Leases.  All leases and subleases now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Mortgagor thereunder, including, without limitation, purchase or sale options, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of such terms including, without limitation, the right to receive and collect the rents and other payments due thereunder (hereinafter, the “Leases”);

F.                                      Purchase and Sale Agreements.  All purchase and sale agreements now or hereafter entered into of the Real Estate, or any portion thereof, or any condominium units into which the Real Estate may be converted including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the purchasers of their obligations thereunder (hereinafter, the “Purchase and Sale Agreements”); and

G.                                     Personal Property. All tangible and intangible personal property now owned or at any time hereafter acquired by Mortgagor of every nature and description, and used in any way in connection with the Real Estate, the Fixtures, the Additional Appurtenances, the Purchase and Sale Agreements, or any other portion of the Mortgaged Property, including, without limitation express or implied upon the generality of the foregoing, all Equipment, Goods, Inventory, Fixtures, Accounts, Instruments, Documents and General Intangibles (as each such capitalized term is defined in the Uniform Commercial Code in effect in the state where the Real Estate is situated) and further including, without any such limitation, the following whether or not included in the foregoing: materials; supplies; furnishings; chattel paper; money; bank accounts; security deposits; utility deposits; any insurance or tax reserves deposited with Administrative Agent; any cash collateral deposited with Administrative Agent; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Mortgagor under contracts with respect to the Real Estate or any other portion of the Mortgaged Property, or the Project; signs, brochures, advertising, the name by which the Mortgaged Property is known and any variation of the words thereof, and good will; copyrights, service marks, and all goodwill associates therewith; and trademarks; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the Additional Appurtenances, any other Personal Property or any other portion of the Mortgaged Property (hereinafter, the “Insurance Proceeds”); all Awards; all Leases; all Purchase and Sale Agreements; all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing (collectively, the “Personal Property”).

The term “Obligations” shall mean and include:

A.                                   The Guaranteed Obligations, a such term is defined in the Guaranty;

B.                                     The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Mortgagor under and pursuant to this Mortgage and the Guaranty, and also by Mortgagor under and pursuant to each of the other Loan Documents referred to in, or executed in connection therewith;

C.                                     The payment of all costs, expenses, legal fees and liabilities incurred by Administrative Agent and the Lenders in connection with the enforcement of any of Administrative Agent’s or any Lender’s rights or remedies after a Default under this Mortgage, the Guaranty, the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and

D.                                    The payment, performance, discharge and satisfaction of all other liabilities and obligations of Mortgagor to Administrative Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, arising under this Mortgage, the Guaranty, the Loan Documents, or any other documents executed therewith and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of Mortgagor under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

PROVIDED ALWAYS, that this instrument is upon the express condition that, if Mortgagor performs the Obligations (as defined herein), in accordance with the provisions of this Mortgage and the Loan Documents, at the times and in the manner specified, without deduction, fraud or delay, and if Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein  and in the other Loan Documents, then this Mortgage and the estate hereby granted shall cease and become void and Administrative Agent shall provide and deliver to Mortgagor a discharge of this Mortgage in proper form for recording.

Mortgagor hereby grants to Administrative Agent, on behalf of the Lenders, a continuing security interest in all of the Mortgaged Property in which a security interest may be granted under the Uniform Commercial Code as such is in effect in the Commonwealth of Massachusetts including, without limitation, the Fixtures, the Personal Property, and the Purchase and Sale Agreements, together with all proceeds and products, whether now or at any time hereafter acquired and whether or not used in any way in connection with the development, construction, marketing or operation of the Real Estate, to secure all Obligations.

This instrument is intended to take effect as a mortgage pursuant to the laws of the State of                        and a security agreement pursuant to the UCC and is to be filed with                        as a financing statement pursuant to the UCC.

Mortgagor hereby covenants, warrants, represents and agrees with Administrative Agent, its successors and assigns, and the Lenders, that:

1.                                       Title.  Mortgagor has good record and marketable title to the Mortgaged Property and has good right, full power and lawful authority to grant and convey the same in the manner aforesaid; and that the Mortgaged Property is free and clear of all encumbrances and exceptions, except for the easements, covenants and restrictions of record as of even date (hereinafter, the “Permitted Title Exceptions’).  Mortgagor shall make any further assurances of title that Administrative Agent may in good faith require including, without limitation, such further instruments as may be requested by Administrative Agent to confirm the assignment to Administrative Agent of all Awards.

2.                                       Performance of Obligations.  Mortgagor shall perform and observe all of the obligations and conditions set forth in each of the Guaranty, this Mortgage, the Collateral Assignment of Leases and Rents of even date from the Mortgagor to the Administrative Agent (hereinafter, the “Collateral Assignment of Leases and Rents”), and each of the other agreements, if any, executed by Mortgagor in connection with the Loan.

3.                                       Protection and Maintenance.  Mortgagor shall protect and maintain, or cause to be protected and maintained, in good, first-class and substantial order, repair and tenantable condition at all times, the buildings and structures now standing or hereafter erected on the Mortgaged Property, and any additions and improvements thereto, and all Personal Property now or hereafter situated therein, and the utility services, the parking areas and access roads, and all building fixtures and equipment and articles of personal property now or hereafter acquired and used in connection with the operation of the Mortgaged Property.  Mortgagor shall promptly replace or caused to be replaced any of the aforesaid which may become lost, destroyed or unsuitable for use with other property of similar character.

4.                                       Loan Agreement.

4.1                                 Mortgagor hereby covenants and agrees that from the date hereof and so long as the Loans or the other Obligations remain outstanding, the Mortgagor shall comply fully with all and singular the affirmative covenants set forth in the Loan Agreement that have been made by NMLP with respect to the Individual Properties.

4.2                                 Mortgagor hereby covenants and agrees that from the date hereof and so long as the Loans or the other Obligations remain outstanding, the Mortgagor shall not take any action (or otherwise suffer or permit to occur any event) contrary to all and singular the negative covenants set forth in Article 8 of the Loan Agreement, as agreed by NMLP with respect to the Individual Properties.

5.                                       Insurance Coverages.  Mortgagor shall insure, or shall cause to be insured, the Mortgaged Property and the operation thereof with such coverages and in such amounts as are required by the provisions of the Loan Agreement and shall at all times keep, or cause to be kept, such insurance in full force and effect and pay all premiums therefor.  Mortgagor hereby irrevocably appoints Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, to assign any such policy in the event of the foreclosure of this Mortgage.

6.                                       Insurance Proceeds.  Subject to the provisions of the Loan Agreement relating to the application of insurance proceeds, which provisions are expressly incorporated by reference herein and which Mortgagor is hereby made a third-party beneficiary of, the proceeds of any hazard insurance shall be used for the repair and restoration of the Mortgaged Property or applied to or toward the indebtedness secured hereby in such order as Administrative Agent may determine.  Notwithstanding anything in this Section 5 to the contrary, however, if the insurer denies liability to Mortgagor, Mortgagor shall not be relieved of any obligation under Section 3 of this Mortgage.

7.                                       Eminent Domain.  Subject to the provisions of the Loan Agreement relating to the application of Awards, which provisions are expressly incorporated by reference herein and which Mortgagor is hereby made a third-party beneficiary of, any Awards shall be used for the repair and restoration of the Mortgaged Property or applied to or toward the indebtedness secured hereby in such order as Administrative Agent may determine.

8.                                       Environmental and Related Matters; Indemnification.  Mortgagor shall at all times comply with all of the terms, conditions and provisions imposed on the Indemnitors under the Environmental Indemnity.

9.                                       Payment of Taxes and Prevention of Liens.  Subject to the provisions of the Loan Agreement providing for right to contest taxes and other payments, Mortgagor shall pay, or shall cause to be paid, before delinquent or before any penalty for nonpayment attaches thereto, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes.  Mortgagor may apply for tax abatements and prosecute diligently and in good faith claims for refund so long as: (i) no additional taxes, interest thereon or penalties are incurred thereby, and (ii) no proceedings are instituted to divest Mortgagor of title to all or any portion of the Mortgaged Property.  Mortgagor shall pay all sums which, if unpaid, may result in the imposition of a lien on the Mortgaged Property before such lien may attach (except that real estate taxes need not be paid prior to the due date thereof) or which may result in conferring upon a tenant of any part or all of the Mortgaged Property a right to recover such sums as prepaid rent.

10.                                 Due On Sale; No Other Encumbrances; No Transfer of Ownership Interests; Failure to Comply with Permitted Exceptions.  Except as otherwise specifically provided for in the Loan Agreement or in this Mortgage, it shall be an Event of Default under the Loan Agreement, a breach of the conditions of this Mortgage and an event permitting Administrative Agent or any Lender to accelerate all indebtedness secured hereby, if, without Administrative Agent’s prior written consent in each instance, which consent may be granted, withheld or conditionally granted in Administrative Agent’s sole discretion: (a) there is any sale, conveyance, transfer or encumbrance of, or lien imposed upon, all or any portion of the Mortgaged Property; or (b) there is any transfer or assignment of, or grant of any security interest in, any of the direct or indirect ownership interests in Mortgagor.

11.                                 Administrative Agent’s and Lenders’ Rights.  If Mortgagor shall neglect or refuse: (a) to maintain and keep, or cause to be maintained and kept, in good repair the Mortgaged Property or any part thereof as required by this Mortgage or the Loan Agreement, or (b) to maintain and pay, or cause to be maintained and paid, the premiums for insurance which may be required by this Mortgage or the Loan Agreement, or (c) to pay and discharge, or cause to be paid and discharged, all taxes of whatsoever nature, assessments and charges of every nature and to whomever assessed, as required by this Mortgage or the Loan Agreement, or (d) to pay the sums required to be paid by this Mortgage or the Loan Agreement, or (e) to satisfy any other terms or conditions of this Mortgage, or any instrument secured hereby, Administrative Agent may, at its election in each instance, but without any obligation whatsoever to do so, upon thirty (30) days prior written notice (except in the case of (i) an emergency where there is danger to person or property, or (ii) required insurance coverage would lapse, or (iii) an Event of Default exists, in each of which events no notice shall be required) , cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges, and sums, incur and pay reasonable amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale (or lease) of any property included as a part of the Mortgaged Property, and pay any amounts as Administrative Agent deems reasonably necessary or appropriate to satisfy any term or condition of this Mortgage, which Mortgagor shall have failed to satisfy, or to remedy any breach of such term or condition, and any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Administrative Agent or the Lenders at the Default Rate as provided in the Guaranty or Loan Agreement shall be immediately due and payable by Mortgagor to Administrative Agent and the Lenders and until paid shall be secured hereby equally and ratably, and the same may be collected as part of said principal debt in any suit hereon or upon the Note.  No payment by Administrative Agent or the Lenders shall relieve Mortgagor from any default hereunder or impair any right or remedy of Administrative Agent consequent thereon.

12.                                 Certain Expenses.  If any action or proceeding is commenced, including, without limitation, an action to foreclose this Mortgage or to collect the debt hereby secured, to which action or proceeding Administrative Agent or any Lender is made a party by reason of the execution of this Mortgage, or by reason of any obligation which it secures, or by reason of entry or any other action under this Mortgage, or if in Administrative Agent’s judgment it becomes necessary in connection with legal proceedings or otherwise to defend or uphold the Mortgage hereby granted or the lien hereby created or any act taken to defend or uphold the mortgage hereby granted or the lien hereby created or any act taken under this Mortgage, all sums reasonably paid or incurred by Administrative Agent or any Lender for the expense of any litigation or otherwise, in connection with any rights created by this Mortgage  or any other Loan Document, shall be paid by Mortgagor, or may at the option of Administrative Agent, if not so paid, be added to the debt secured hereby and shall be secured hereby equally and ratably and shall bear interest until paid at the Default Rate set forth in the Guaranty or the Loan Agreement.

13.                                 Regarding Leases.  Mortgagor shall not enter into any leases or occupancy agreements except in accordance with the terms and conditions of the Loan Agreement.

14.                                 Declaration of Subordination.  At the option of Administrative Agent, which may be exercised at any time or from time to time, by written notice to Mortgagor and to any applicable tenant, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation proceeds), to any and all leases of all or any part of the Mortgaged Property upon the execution by Administrative Agent and recording or filing thereof, at any time hereafter in the appropriate recording office wherein the Mortgaged Property is situated of a unilateral declaration to that effect.

15.                                 Further Assignment by Mortgagor.  Mortgagor hereby further assigns to Administrative Agent as security. for the Obligations the lessor’s interests in any or all Leases, now or hereafter outstanding, and to the extent it may lawfully do so Mortgagor’s interests in all agreements, contracts, licenses and permits, now or hereafter outstanding, affecting all or any portion of the Mortgaged Property.  Mortgagor shall execute, acknowledge and deliver such further or confirmatory assignments thereof, by instruments in form satisfactory to the Administrative Agent, as Administrative Agent may reasonably require.  Mortgagor hereby authorizes Administrative Agent in the event of foreclosure, to sell and assign said interests to the purchaser at foreclosure, but neither such assignment nor any such future assignment shall be construed as binding Administrative Agent to any lease, agreement, contract, license or permit so assigned, or to impose upon Administrative Agent any obligations with respect thereto.  Mortgagor hereby irrevocably appoints Administrative Agent, or any agent designated by Administrative Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such assignment on behalf of Mortgagor which Mortgagor fails or refuses to do.

16.                                 UCC Filing.  Mortgagor upon Administrative Agent’s written request shall promptly cause this Mortgage and Security Agreement and any required financing statements to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or reasonably deemed advisable by Administrative Agent to create, preserve or protect the priority hereof and of any lien created hereby upon the Mortgaged Property or any part thereof; and Mortgagor shall from time to time do and cause to be done all such things as may be required by Administrative Agent, or required by law, including all things which may from time to time be necessary under the Uniform Commercial Code of the State of                        (the “UCC”) fully to create, preserve and protect the priority hereof and of any lien created hereby upon said property.  Mortgagor hereby irrevocably appoints Administrative Agent, or any agent designated by Administrative Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such things on behalf of Mortgagor which Mortgagor fails or refuses to do.

17.                                 Right to Deal with Successor.  Administrative Agent may, without notice to any person, deal with any successor in interest of Mortgagor herein regarding this mortgage and the debt hereby secured in all respects as it might deal with Mortgagor herein, without in any way affecting the liability hereunder or upon the debt hereby secured of any predecessor in interest of the person so dealt with; and no sale of the premises hereby mortgaged, nor any forbearance on the part of Administrative Agent, nor any extension by Administrative Agent of the time for payment of the debt hereby secured, shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

18.                                 Acceleration of Debt.  If there is an Event of Default or if an event occurs which entitles Administrative Agent to exercise its rights and remedies under the Guaranty, then, at the option of Administrative Agent, the entire indebtedness hereby secured shall become immediately due and payable without further notice.

19.                                 Rights and Remedies.

19.1                           Foreclosure and other Remedies.  Upon the occurrence and during the continuation of any Event of Default, and whether or not Mortgagee shall have accelerated the maturity of the Obligations pursuant to Paragraph 18 hereof, Mortgagee, at its option, may:

19.1.1                  institute an action of mortgage foreclosure whether by sale, entry or in any other manner provided for hereunder or under the laws of the [State of                        ], or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Mortgaged Property or any other security herein or elsewhere provided for, as applicable law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Loan Agreement, together with all other sums due from Mortgagor in accordance with the provisions of the Loan Agreement and this Mortgage, including all sums which may have been loaned by the Administrative Agent or Lenders to Mortgagor and NMLP after the date of this Mortgage, all sums which may have been advanced by any Administrative Agent or Lenders for taxes, water, or sewer rents, other lienable charges or claims, insurance or repairs or maintenance after the date of this Mortgage (including the period after the entry of any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or any other Loan Document), and all reasonable costs of suit, including counsel fees.  Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage, subject to the rights of any tenants under the Leases, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Mortgagee to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property; however, nothing herein contained shall prevent Mortgagor from asserting in any proceedings disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale that any such tenants adversely affect the value of the Mortgaged Property;

19.1.2                  either with or without entering upon or taking possession of the Mortgaged Property, demand, collect and receive any or all revenues from the Mortgaged Property (the “Revenues”);

19.1.3                  either with or without entering upon or taking possession of the Mortgaged Property, and without assuming any obligations of Mortgagor thereunder, exercise the rights of Mortgagor under, use or benefit from, any of the Leases;

19.1.4                  in person, by agent or by court-appointed receiver, enter upon, take possession of, and maintain full control of the Mortgaged Property in order to perform all acts necessary or appropriate to maintain and operate the Mortgaged Property, including, but not limited to, the execution, cancellation or modification of Leases, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management or maintenance of the Mortgaged Property, all on such terms as Mortgagee, in its sole discretion, deems proper or appropriate;

19.1.5                  proceed by a suit or suits in law or in equity or by other appropriate proceeding to enforce payment of the Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or the Loan Agreement or any of the other Loan Documents, or any other right, and to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes;

19.1.6                  institute and maintain such suits and proceedings as Mortgagee may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, to preserve or protects its interest in the Mortgaged Property and the Revenues, and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Mortgagee;

19.1.7                  apply all or any portion of the Mortgaged Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Obligations, in the manner set forth in the Loan Agreement;

19.1.8                  exercise any other right or remedy of a mortgagee or lender under the laws of the State of [                        ];

[19.1.9              exercise the STATUTORY POWER OF SALE;]

19.2                           Receiver.  If an Event of Default shall have occurred Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of the Mortgaged Property and to operate the Mortgaged Property and to collect and apply the Revenues.  The receiver shall have all of the rights and powers permitted under the laws of the State of [                        ].  Mortgagor will pay to Mortgagee upon demand, all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Obligations.

19.3                           Sale or Other Disposition of Mortgaged Property.  Mortgagor waives any right to require the marshaling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Mortgaged Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Mortgaged Property, or such part thereof as is sold, may be accepted by Mortgagee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Mortgaged Property.

19.4                           Collection of Revenues.  In connection with the exercise by Mortgagee of the rights and remedies provided for in subparagraph 19.1.2:

19.4.1                  Mortgagee may notify any tenant, lessee or licensee of the Mortgaged Property, either in the name of Mortgagee or Mortgagor, to make payment of revenues directly to Mortgagee or Mortgagee’s agents, may advise any person of Mortgagee’s interest in and to the Revenues and may collect directly from such tenants, lessees and licensees all amounts due on account of such Revenues;

19.4.2                  At Mortgagee’s request, Mortgagor will provide written notification to any or all tenants, lessees and licensees of the Mortgaged Property concerning Mortgagee’s interest in the Revenues and will request that such tenants, lessees and licensees forward payment thereof directly to Mortgagee;

19.4.3                  Mortgagor shall hold any proceeds and collections of any of the Revenues in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of Mortgagor; and

19.4.4                  Mortgagor shall deliver all such proceeds to Mortgagee immediately upon the receipt thereof by Mortgagor in the identical form received, but duly endorsed or assigned on behalf of Mortgagor to Mortgagee.

19.5                           Use and Occupation of Property.  In connection with the exercise of Administrative Agent’s rights under Subparagraph 19.1.4, Mortgagee may enter upon, occupy, and use all or any part of the Mortgaged Property and may exclude Mortgagor from the Land and the Improvements or portion thereof as may have been so entered upon, occupied, or used.  In the event Mortgagee manages the Land and the Improvements in accordance with Subparagraph 19.1.4 herein, Mortgagor shall pay to Mortgagee on demand a reasonable fee for the management thereof in addition to the Obligations.  Further, Mortgagee may make such repairs, and replacements to the Improvements, as Mortgagee, in its reasonable discretion, deems proper or appropriate to preserve the value of the collateral.  The obligation of Mortgagor to pay such amounts and all expenses incurred by Mortgagee in the exercise of its rights hereunder shall be included in the Obligations and shall accrue interest at the Default Rate set forth in the Guaranty or the Loan Agreement, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law.

19.6                           Partial Sales.  Mortgagor agrees that in case Mortgagee, in the exercise of the power of sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parts or parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Mortgaged Property not previously sold shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Obligations.

19.7                           Assembly of Mortgaged Property.   Upon the occurrence of any Event of Default, Mortgagee may require Mortgagor to assemble that portion of the Mortgaged Property consisting of personal property and make it available to Mortgagee, at Mortgagor’s sole risk and expense, at a place or places to be designated by Mortgagee which are reasonably convenient to both Mortgagee and Mortgagor.

20.                                 Pay Costs and Expenses.  Upon any entry made hereunder, Administrative Agent may, at its option, but without any obligation to do so, do any one or more of the following: pay and incur all expenses necessary or deemed by it appropriate for the holding and operating of the Mortgaged Property, the conduct of any business thereon, the maintenance of the Mortgaged Property, including without limitation payments of taxes, assessments, insurance, wages of employees connected with the Mortgaged Property or any business conducted thereon, charges and reasonable compensation for services of Administrative Agent, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or of any business conducted thereon and, in addition, Administrative Agent, at its option, may, but shall not be obligated to, make payments or incur liability with respect to obligations arising prior to the date it takes possession.

21.                                 Add to Secured Indebtedness.  All obligations so paid or incurred by Administrative Agent shall be reimbursed or paid for by Mortgagor upon demand and prior to the repayment thereof shall be added to the debt secured hereby and shall bear interest at the Default Rate provided for in the Guaranty or the Loan Agreement, and shall be secured hereby equally and ratably.  Administrative Agent may also reimburse itself therefor from the income or receipts of the Mortgaged Property or any business conducted thereon, or from the sale of all or any portion of the Mortgaged Property.  Administrative Agent may also apply toward any of the Obligations any tax or insurance reserve account, deposit or any sum credited or due from Administrative Agent to Mortgagor without first enforcing any other rights of Administrative Agent against Mortgagor or the against any endorser or guarantor of any of the Obligations or against the Mortgaged Property.

22.                                 Attorney-In-Fact.  Mortgagor hereby irrevocably constitutes and appoints Administrative Agent, or any agent designated by Administrative Agent, for so long as this Mortgage remains undischarged of record, as attorney-in-fact of Mortgagor to execute, acknowledge, seal and deliver all instruments, agreements, deeds, certificates and other documents of every nature and description in order to carry out or implement the exercise of Administrative Agent’s rights hereunder and under the other Loan Documents.

23.                                 Setoff.  Mortgagor hereby grants to Administrative Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Administrative Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any Lender or any entity under the control of KeyBank National Association or in transit to any of them.  At any time, without demand or notice, after the occurrence of an Event of Default, Administrative Agent or any Lender may set off the same or any part thereof and apply the same to any liability or obligation of Mortgagor even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE MORTGAGOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

24.                                 Notices.  All notices, requests, and demands to or upon the Administrative Agent, the Lenders or the Mortgagor under this Mortgage shall be in writing and given as provided in the Loan Agreement (and, with respect to the Mortgagor, c/o NMLP at the address of NMLP as set forth in the Loan Agreement).

25.                                 Administrative Agent/Lender Not Obligated; Cumulative Rights.  Nothing in this instrument shall be construed as obligating Administrative Agent or any Lender to take any action or incur any liability with respect to the Mortgaged Property or any business conducted thereon, and all options given to Administrative Agent are for its benefit and shall and may be exercised in such order and in such combination as Administrative Agent in its sole discretion may from time to time decide.

26.                                 Severability.  In case any one or more of the provisions of this Mortgage, the Guaranty, the Collateral Assignment of Leases and Rents, the Loan Agreement, or any other agreement now or hereafter executed in connection with any one or more of the foregoing are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.  Each of the provisions of every such agreement, document or instrument shall be enforceable by Administrative Agent to the fullest extent now or hereafter not prohibited by applicable law.

27.                                 No Waiver.  No consent or waiver, express or implied, by Administrative Agent to or of any Default by Mortgagor shall be construed as a consent or waiver to or of any other Default at the same time or upon any future occasion.

28.                                 Waivers By Mortgagor.  Mortgagor, to the fullest extent that Mortgagor may do so, hereby: (a) agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, or any redemption after foreclosure sale, and waives and releases all rights of redemption after foreclosure sale, valuation, appraisement, stay of execution, notice of election to mature or declare due the debt secured hereby; and (b) waives all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Administrative Agent under the terms of this Mortgage or the Guaranty to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Guaranty without any prior or different resort for collection, or the right of Administrative Agent to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

29.                                 Business Loan: Not Personal Residence.  Mortgagor covenants, warrants and represents that all of the proceeds of the Loan secured hereby shall be used for business or commercial purposes, none of the proceeds of the Loan secured hereby shall be used for personal, family or household purposes, and that no individual liable for the Loan resides or intends to reside in any portion of the Mortgaged Property.

30.                                 Certification. The undersigned hereby certifies that Mortgagor is a duly organized, validly existing limited partnership organized and in good standing under the laws of the State of Delaware and that the execution and delivery hereof and of all of the other Loan Documents by Mortgagor has been duly authorized by a resolution of its Manager which is in full force and effect.

31.                                 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

(a)                                  Substantial Relationship.  It is understood and agreed that all of the Loan Documents were delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

(b)                                 Place of Delivery.  Mortgagor agrees to furnish to Administrative Agent at Administrative Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

(c)                                  Governing Law.  This Mortgage, except as otherwise provided in herein, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

(d)                                 Exceptions.  Notwithstanding the foregoing choice of law:

(i)                                     The procedures governing the enforcement by Administrative Agent of its foreclosure and other remedies against Mortgagor under this Mortgage and under the other Loan Documents with

respect to the Mortgaged Property or other assets situated in the State of                        , including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State of                        ;

(ii)                                  Administrative Agent and each of the Lenders shall comply with applicable law in the State of                        to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under this Mortgage and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the State of                        .

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of                        shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses this Section 31(d), are and shall continue to be governed by the substantive law of Commonwealth of Massachusetts, except as set forth in this Section 31(d).  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of                        is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Mortgage or in the other Loan Documents.  The parties further agree that the Administrative Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Mortgagor or to collect any outstanding indebtedness in accordance with applicable law.

(e)                                  Consent to Jurisdiction.  Mortgagor hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

(f)                                    JURY TRIAL WAIVER.  MORTGAGOR, ADMINISTRATIVE AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS MORTGAGE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN

WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

32.                                 [To be Added if there is a Ground Lease with respect to the Mortgaged Property.]Representations, Warranties and Covenants Regarding the Ground Lease.  In addition to Mortgagor’s representations, warranties and covenants elsewhere contained herein, the Mortgagor represents, warrants, covenants and agrees as follows:

(a)                                  The Ground Lease is valid, binding and will be in full force and effect with respect to the Mortgagor until                        , unless the same is renewed in accordance with its terms and conditions.

(b)                                 The Mortgagor will promptly pay, when due and payable, the rent and all other sums and charges mentioned in and made payable by Mortgagor, as “Lessee”  under the Ground Lease.

(c)                                  The Mortgagor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Mortgagor, as “Lessee” under the Ground Lease, within the periods provided in the Ground Lease, and will do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease.

(d)                                 The Mortgagor shall (a) promptly notify the Administrative Agent in writing of the receipt by Mortgagor of any notice (other than notices customarily sent on a regular periodic basis) from the lessor under the Ground Lease of any default in the performance or observance of any of the terms, covenants, or conditions on the part of Mortgagor to be performed or observed under the Ground Lease; (b) promptly notify the Administrative Agent and the Lenders in writing of the receipt by Mortgagor of any notice from the lessor under the Ground Lease of any attempted termination of the Ground Lease pursuant to the provisions of the Ground Lease; and (c) promptly cause a copy of each such notice received by Mortgagor from the lessor under the Ground Lease to be delivered to the Administrative Agent.

(e)                                  The Mortgagor will, within twenty (20) days after written demand from the Administrative Agent, deliver to the Administrative Agent an estoppel certificate in form and substance satisfactory to the Administrative Agent.

(f)                                    The Mortgagor will furnish the Administrative Agent upon demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Ground Lease.

(g)                                 The Mortgagor shall not consent to any waiver or modification, amendment or cancellation of any provision of the Ground Lease without the prior written consent of the Administrative Agent, and any such waiver, modification, amendment or cancellation shall be null and void; the Mortgagor shall not consent to the subordination of the Ground Lease to any mortgage of the leasehold interest of the Mortgagor in the Mortgaged Property without the prior written consent of the Administrative Agent.

(h)                                 The Mortgagor shall execute and deliver, on request of the Administrative Agent, such instruments as the Administrative Agent may reasonably request and deem useful or required to permit the Administrative Agent to cure any default under the Ground Lease or permit the Administrative Agent to take such other action as the Administrative Agent considers desirable to cure or remedy the matter in default and preserve the interest of the Administrative Agent in the Mortgaged Property.

(i)                                     Upon the occurrence of an Event of Default hereunder and the expiration of any applicable grace period without the cure thereof, or upon the failure of the Mortgagor to take any action under this Section upon two (2) days written notice from the Administrative Agent requesting such action, the Mortgagor hereby authorizes the Administrative Agent to pay any and all rental payments or similar sums to be paid by the Mortgagor, payment of which is then due under the Ground Lease, with interest or penalties thereon if charged by the lessor under the Ground Lease; and to incur and pay all sums reasonably necessary to protect Administrative Agent’s rights hereunder and under the Ground Lease.  Such sums shall be included in the Obligations secured hereby.

33.                                 Headings.  Headings and captions in this Mortgage are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions hereof.

34.                                 Time of Essence.  Time shall be of the essence of each and every provision of this Mortgage and each of the other Loan Documents.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as a sealed instrument as of the 11th day of August, 2005.

[SIGNATURE PAGE FOLLOWS]

MORTGAGOR:

Witness:	NEWKIRK L.P.

	By:	Newkirk GP LLC, its
General Partner

		By:	MLP Manager Corp., its
Manager

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                        , ss.

On this date,                        , 2005, before me, the undersigned notary public, personally appeared                        , the                         of Newbury College, Inc., a Massachusetts not-for-profit corporation, proved to me through satisfactory evidence of identification, which was                        to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires

EXHIBIT ”A”

LEGAL DESCRIPTION